QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.8

CONSENT OF MINTEC INC.

        We hereby consent to the reliance in this Registration Statement on Form F-10 of Gammon Lake Resources Inc. on our report entitled "Gammon Lake Resources Inc. Ocampo Deposit Mineral Resources & Reserves Technical Report — January 2006," dated January 2006.

April 9, 2007	MINTEC, INC. By: /s/ Fred Fest Name: Fred Fest Title: Senior Project Engineer

QuickLinks

CONSENT OF MINTEC INC.